                                                  Portions of this document
                                                  indicated by an * have been
                                                  omitted and filed separately
                                                  with the Securities and
                                                  Exchange Commission pursuant
                                                  to a request for confidential
                                                  treatment of such information.



                                  July 26, 2001



Apogee Software, Ltd. (d/b/a 3D Realms Entertainment)
3960 Broadway
Garland, TX  75043

Attention:  Scott Miller, Chief Executive Officer

Dear Mr. Miller:

This letter agreement ("Letter") between Take-Two Interactive Software, Inc. ("Take 2) and Apogee Software, Ltd. (d/b/a 3D Realms Entertainment) ("Apogee") sets forth the initial terms and conditions under which Apogee grants Take 2 the exclusive worldwide right to develop Ports of the software title "Max Payne" (the "Game"). Apogee owns or has the exclusive right to license the Game as provided in this Letter. Take 2 and Apogee acknowledge and agree that they each have the right to enter into this Letter. The term "Port" shall mean conversions of the Game onto other platforms known and hereafter developed, including Sony Playstation 2, Nintendo Gamecube and Microsoft Xbox, except for Personal Computers using Windows Operating System.

Rights Granted to T2:               Take 2 is granted the exclusive worldwide
                                    right to develop, produce, reproduce,
                                    perform, promote, advertise, rent,
                                    manufacture, package, market distribute
                                    (through any channels), display, sell, lease and publish Ports of the Game including the right to market and sell the Ports through distributors and retailers. Upon Apogee's written approval not to be unreasonably withheld, Take 2 may sublicense its right to develop and produce the Game to a third party developer. Apogee acknowledges that
                                    Take 2 currently intends to utilize internal development resources, which will not require the approval of Apogee.

Advance: In consideration of the rights granted herein, Take 2 shall pay to Apogee a non-refundable, full recoupable advance in the aggregate amount of * dollars ($ *) (the "Advance") as follows:

                                    1.  $ * payable upon signing of this Letter;
                                    2.  $ * payable upon Take 2's completion or
                                        acceptance of the Gold Master of the
                                        Playstation 2 Port; and
                                    3.  $ * payable 7 business days after the
                                        commercial release of the Playstation 2
                                        Port.

                                    No additional Advance shall be payable to Apogee for other Ports of the Game. All advances paid to Apogee under this Letter shall be recoupable from any and all royalties accruing hereunder.

Royalties:                          Subject to the full recoupment of the
                                    Advance, for each unit sold of each of the Ports, Take 2 shall accrue a royalty to Apogee according to the following table:



           ---------------------------------- ----------------------------------------------
           CUMULATIVE UNITS SOLD              Royalty per unit when Wholesale Price is
           ----------------- ------ --------- --------------- --------------- --------------
                                                 Over $ *       $ * to $ *     $ * to $ *
           ----------------- ------ --------- --------------- --------------- --------------
           0 units           to     *              $ *             $ *             $ *
           ----------------- ------ --------- --------------- --------------- --------------
           *                 to     *              $ *             $ *             $ *
           ----------------- ------ --------- --------------- --------------- --------------
           *                 to     *              $ *             $ *             $ *
           ----------------- ------ --------- --------------- --------------- --------------
           *                 to     *              $ *             $ *             $ *
           ----------------- ------ --------- --------------- --------------- --------------
           *                 to     *              $ *             $ *             $ *
           ----------------- ------ --------- --------------- --------------- --------------
           *                        AND UP         $ *             $ *             $ *
           ----------------- ------ --------- --------------- --------------- --------------

           ----------------- ------ --------- --------------- --------------- --------------

                                    For any units sold for a Wholesale Price of under $ *, Take 2 shall accrue to Apogee a royalty equal to * % of the Wholesale Price of $ * whichever is greater. "Wholesale Price" shall mean the actual price paid to Take 2 by its customers less any discounts, markdowns or allowances.

Royalty Payments:                   Royalties earned hereunder will be accrued
                                    and paid quarterly 60 days after the end of each of Take 2's financial quarters and shall be accompanied by a statement including such information as Apogee may reasonably request. Take 2 agrees that Apogee may, not more than once during a calendar year, audit its books and records for the purpose of determining the accuracy of Take 2's statements. All payments shall be subject to customary reserves not to exceed * % of the Royalty due.

Ownership:                          Take 2 and Apogee acknowledge and agree that
                                    the Game franchise, the Ports, all
                                    intellectual property related thereto, other than technology developed by or licensed by Take 2 or other third party developers and all trade names, trademarks or other identifications used with or in conjunction with the Ports as developed by Take 2 or a third party developer shall be owned exclusively by Apogee. Apogee shall have no right to utilize such technology. Apogee shall receive appropriate credit on the front and back of the Port packaging and in the product manual, as well as the opening and closing credits in accordance with industry standards.



                                             * confidential treatment requested

Marketing:                          Take 2 shall use its good faith,
                                    commercially reasonably efforts to market and distribute the Ports in accordance with prevailing industry standards. Apogee shall have the right to reasonably approve all branding, boxing, packaging, manuals, sales marketing and other materials prepared or used by Take 2 relating to the Ports prior to any use of such items, it being acknowledged that all such branding, boxing, packaging sales marketing and other materials utilized in connection with the PC version of the Game are deemed approved.

This letter constitutes a binding agreement between the parties, and shall serve as the agreement between the parties until they have had the opportunity to negotiate and enter into a more comprehensive agreement. In the absence of a more comprehensive agreement, this Letter shall be the binding agreement between the parties for the term of five (5) years from the commercial release date of the last Port. Take 2 and Apogee agree to keep the terms of this Letter herein confidential subject to their respective legal obligations. The parties agree that the more comprehensive agreement will contain other customary terms and conditions including, without limitation, term, termination, confidential information, representations, warranties and indemnities of both parties, sell-off periods and general provisions. The parties agree to negotiate in good faith to reach and execute a mutually acceptable definitive agreement as soon as practicable. This Letter is to be governed under the internal laws of the State of Texas without regard to its choice of law provisions. This Letter may be signed in counterparts and delivered by facsimile.


                [SIGNATURE INTENTIONALLY CONTINUED ON NEXT PAGE]

If the terms of this Letter are acceptable, please sign below and return to my attention. Upon receipt of a signed copy of this Letter, we will prepare the definitive agreement.


                                Very truly yours,

                                TAKE-TWO INTERACTIVE SOFTWARE, INC.

                                By:  /s/ Kelly Sumner
                                      -----------------------------------

                                Title: C.E.O.
                                       ----------------------------------

                                Date:  27th July 2001
                                       ----------------------------------



AGREED TO AND ACCEPTED:

APOGEE SOFTWARE, INC.

By:  Action Entertainment Software, Inc. its General Partner

By:   /s/ Scott Miller
      ----------------------------

Name: Scott Miller
      ----------------------------

Title: CEO
       ---------------------------

Date:  July 30, 2001
       ---------------------------

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